Exhibit 10.5

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [***], HAS BEEN OMITTED BECAUSE IT IS BOTH NOT MATERIAL AND IS THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.

EMPLOYMENT AGREEMENT

This Employment Agreement (the “Agreement”) dated November 15, 2021 by and between INmune Bio, Inc., a corporation duly organized under the laws of the State of Nevada (the “Company”) and Cory Ellspermann, residing at *** (hereinafter referred to as the “Employee”).

WHEREAS, the Company desires to retain the services of Employee as Cory Ellspermann; and

WHEREAS, the Company and the Employee desire to enter into this Agreement to set forth the terms and conditions of the employment relationship between the Company and the Employee;

NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1. Employment. Company hereby agrees to employ Employee as its Controller and Employee hereby accepts such employment in accordance with the terms of this Agreement, and the terms of employment applicable to regular Employees of Company.

2. Duties of Employee. The duties of Employee shall include the performance of all of the duties incident to the position of Controller as may be assigned by the CFO, the CEO, and the Board of Directors of the Company. Employee shall perform all duties in a professional, ethical and businesslike manner and agrees to abide by all bylaws, policies, procedures, or rules of the Company. Employee agrees to devote his best efforts, energies, and skill to the discharge of the duties and responsibilities attributable to his position, and to this end will devote his full time and attention exclusively to the business and affairs of the Company. Employee understands the position is a global, as such is subject to such reasonable travel will be required.

3. Compensation. Employee shall be paid compensation during the term of this Agreement as follows:

a) Cash Compensation. A base salary of one hundred and fifty-four thousand dollars ($154,000) per year, payable in installments according to the Company’s regular payroll schedule. The Company may withhold from any salary or benefits payable to Employee all federal, state, local and other taxes and other amounts as permitted or required pursuant to law, rule, or regulation. The base salary shall be reviewed from time to time and adjusted by the Company’s Board of Directors at its sole discretion.

b) Performance Bonus. Employee shall be entitled to a yearly $20,000 bonus compensation as the Compensation Committee deems appropriate. Such bonus compensation shall be based, in part, on the achievement of performance criteria established by the Compensation Committee, including criteria relating to clinical milestones.

4. Benefits.

a) Vacation. Employee shall be entitled to three (3) weeks paid vacation days each year. The paid vacation days can accrue up to fifty (50) days.

b) Sick Leave. Employee shall be entitled to sick leave and emergency leave according to the regular policies and procedures of Company. Additional sick leave or emergency leave over and above paid leave provided by the Company, if any, shall be unpaid and shall be granted at the discretion of the board of directors.

c) Medical and Group Life Insurance. In the event the Company offers such a plan, Company agrees to include Employee, at the Employee’s option, in a group medical and hospital insurance plan the Company may offer during the term of this Agreement. Employee shall be responsible for payment of any federal or state income tax imposed upon these benefits. The offering of a group medical and hospital insurance plan is at the discretion of the Company and NOT a condition of employment by the Employee. The Company reserves the right to amend or terminate any group medical and hospital insurance plan at any time in its sole discretion, subject to the terms of such plan and applicable law.

d) Expense Reimbursement. Employee shall be entitled to reimbursement for all reasonable expenses, including travel and entertainment, incurred by Employee in the performance of Employee’s duties. Employee will maintain records and written receipts as required by the Company policy or as reasonably requested by the Board of Directors to substantiate such expenses.

5. Term.

a) Employee’s employment with the Company is “at will” and may be terminated by the Company or Employee at any time.

b) Termination Without Cause. In the event Company terminates your employment without “Cause”, provided you execute, deliver to the Company and do not revoke a separation agreement and general release within 60 days following your last date of employment, the Company will pay you severance pay at a rate equal to 100% of your base salary, (less lawful deductions), for a period of nine months from the date of such termination, to be paid periodically in accordance with the Company’s normal payroll practices. Payments will commence on the next payroll period following the date the separation agreement becomes enforceable, provided that if the 60-day period to sign the separation agreement extends into the following calendar year, the payments will begin in the new calendar year. The first payment will include all amounts due to you under this paragraph through that date.

c) Termination Without Cause in Connection with a Change in Control. In the event that a Change in Control occurs during your employment with us, and the Company terminates your employment without Cause, provided you execute, deliver to the Company and do not revoke a separation agreement and general release within 60 days following your last date of employment, the Company will accelerate your vesting in all Company time-based equity awards that you then hold. All stock options then held by you shall immediately become exercisable in full and any other stock awards held by you will become free of restrictions.

d) Cause. For purposes of this Agreement, “Cause” for termination means: (a) commission of any felony or crime involving dishonesty; (b) participation in any fraud against the Company; (c) material breach of your duties to the Company; (d) persistent unsatisfactory performance of job duties after written notice from the CEO and an opportunity to cure (if deemed curable by the Company in its sole discretion); (e) intentional damage to any material property of the Company; (f) misconduct, or other violation of a Company policy that causes harm; (g) breach of this Agreement, the Confidentiality Agreement (as defined below), or any other written agreement with the Company; or (h) conduct by you which in the good faith and reasonable determination of the CEO demonstrates gross unfitness to serve.

e) Change in Control. For purposes of this Agreement, “Change of Control” shall mean the occurrence of any of the following events: (i) an acquisition of the Company by another entity by means of any transaction or series of related transactions (including, without limitation, any reorganization, merger or consolidation but excluding any merger effected exclusively for the purpose of changing the domicile of the Company), or (ii) a sale of all or substantially all of the assets of the Company (collectively, a “Merger”), so long as in either case the Company’s stockholders of record immediately prior to such Merger will, immediately after such Merger, hold less than fifty percent (50%) of the voting power of the surviving or acquiring entity.

6. Intellectual Property

(a) The Employee hereby agrees that any writing, invention, design, system, process, development, or discovery conceived, developed, created, or made by Employee, alone or with others, during the period of his employment hereunder and applicable to the business of the Company, whether or not patentable, registerable, or copyrightable shall become the sole and exclusive property of the Company (collectively “Employee Developed IP”).

(b) Employee shall disclose the same promptly and completely to the Company and shall, during the period of his employment hereunder and at any time and from time to time hereafter, (i) execute all documents requested by the Company for vesting in the Company the entire right, title, and interest in and to any Employee Developed IP, (ii) execute all documents requested by the Company for filing such applications for and procuring patents, trademarks, service marks, or copyrights as the Company, in its sole discretion, may desire to prosecute with respect to any Employee Developed IP, and (iii) give the Company all assistance it may reasonably require, including the giving of testimony in any suit, action, investigation, or other proceeding, to obtain, maintain, and protect the Company’s right therein and thereto with respect to any Employee Developed IP.

7. Confidentiality, Non-Competition and Non-Solicitation.

Employee acknowledges that his position with the Company is special, unique, and intellectual in character and his position in the Company will place him in a position of confidence and trust with regards to the Company’s business and intellectual property.

(a) Confidentiality. Employee acknowledges that Employee will have access to certain proprietary and confidential information of the Company and its associates or collaborators (the “Confidential Information”). The Employee acknowledges that such information is of great value to the Company, is the sole property of the Company, and has been and will be acquired by his in confidence. In consideration of the obligations undertaken by the Company herein, the Employee will not, at any time, during or after his employment hereunder, reveal, divulge or make known to any person, any information acquired by the Employee during the course of his employment, which is treated as confidential by the Company, and not otherwise in the public domain. Employee agrees not to use or disclose any Confidential Information during the term of this Agreement or thereafter other than in connection with performing Employee’s service for the Company in accordance with this Agreement. The provisions of this Section 7(a) shall survive the termination of the Employee’s employment hereunder.

(b) Noncompetition and Non-Solicitation. The Employee agrees and acknowledges that the Confidential Information that the Employee has already received and will receive is valuable to the Company and that its protection and maintenance constitutes a legitimate business interest of the Company, to be protected by the non- competition restrictions set forth herein. The Employee agrees and acknowledges that the non-competition restrictions set forth herein are reasonable and necessary and do not impose undue hardship or burdens on the Employee.

The Employee hereby agrees and covenants that he shall not, after establishing full time employment with the company, without the prior written consent of the Company, directly or indirectly, in any capacity whatsoever, including, without limitation, as an employee, employer, consultant, principal, partner, shareholder, collaborator, officer, director or any other individual or representative capacity, or whether on the Employee’s own behalf or on behalf of any other person or entity or otherwise howsoever, during the term and thereafter to the extent described below, such which shall apply globally:

(i) Engage, own, manage, operate, control, be employed by, consult for, participate in, or be connected in any manner with the ownership, management, operation or control of any business in competition with the Business of the Company, as defined in the next sentence. For purposes hereof, the Company’s “Business” shall mean the development of drugs and/or therapies for the treatment of human disease using anti-TNF strategies as a therapeutic strategy.

(ii) Recruit, solicit or hire, or attempt to recruit, solicit or hire, any employee, collaborator or independent contractor of the Company to leave the employment (or collaborator or independent contractor relationship) thereof, whether or not any such employee, collaborator or independent contractor is party to an employment agreement, for the purpose of competing with the Business of the Company;

(iii) Attempt in any manner to solicit or accept from any customer of the Company, business of the kind or competitive with the business done by the Company with such customer or to persuade or attempt to persuade any such customer to cease to do business or to reduce the amount of business which such customer has customarily done or might do with the Company, or if any such customer elects to move its business to a person other than the Company, provide any services of the kind or competitive with the business of the Company for such customer, or have any discussions regarding any such service with such customer, on behalf of such other person for the purpose of competing with the Business of the Company; or

(iv) Interfere with any relationship, contractual or otherwise, between the Company and any other party, including, without limitation, any client, supplier, distributor, collaborator, co-venturer or joint venturer of the Company, for the purpose of soliciting such other party to discontinue or reduce its business with the Company for the purpose of competing with the Business of the Company.

With respect to the activities described in Paragraphs (i), (ii), (iii) and (iv) above, the restrictions of this Section 7(b) shall continue during the term of this Agreement and for a period of one (1) year thereafter.

8. Representations and Warranties of Employee. Employee hereby represents and warrants to the Company as follows: (i) Employee has the legal capacity and unrestricted right to execute and deliver this Agreement and to perform all of his or her obligations hereunder; (ii) the execution and delivery of this Agreement by Employee and the performance of his or her obligations hereunder will not violate or be in conflict with any fiduciary or other duty, instrument, agreement, document, arrangement, or other understanding to which Employee is a party or by which he or she is or may be bound or subject; (iii) Employee is not a party to any instrument, agreement, document, arrangement, or other understanding with any person (other than the Company) requiring or restricting the use or disclosure of any confidential information or the provision of any employment, consulting, or other services; and (iv) Employee has reviewed this Agreement with his own legal counsel.

9. Notices. Any notice required by this Agreement or given in connection with it, shall be in writing and shall be given to the appropriate party by personal delivery or by certified mail, postage prepaid, or recognized overnight delivery services;

If to Company:

INmune Bio, Inc.

225 NE Mizner Blvd., Suite 640

Boca Raton, FL 33432

Attn: David J. Moss

Email: dmoss@inmunebio.com

If to Employee:

[***]

10. Miscellaneous.

(a) The Employee may not assign or delegate any of his rights or duties under this Agreement without the express written consent of the Company.

(b) This Agreement constitutes and embodies the full and complete understanding and agreement of the parties with respect to the Employee’s employment by the Company, supersedes all prior understandings and agreements, whether oral or written, between the Employee and the Company, and shall not be amended, modified or changed except by an instrument in writing executed by the party to be charged. If any provision of this Agreement, or the application thereof, shall for any reason and to any extent be invalid or unenforceable, then the remainder of this Agreement and the application of such provision to other persons or circumstances shall be interpreted so as reasonably to effect the intent of the parties hereto. The parties further agree to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that shall achieve, to the extent possible, the economic, business and other purposes of the void or unenforceable provision. No waiver by either party of any provision or condition to be performed shall be deemed a waiver of similar or dissimilar provisions or conditions at the same time or any prior or subsequent time.

(c) This Agreement shall inure to the benefit of, be binding upon and enforceable against, the parties hereto and their respective successors, heirs, beneficiaries and permitted assigns.

(d) The headings contained in this Agreement are for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement.

(e) This Agreement shall be governed by and construed in accordance with the internal laws of the State of California, and each of the parties hereto irrevocably consents to the jurisdiction and venue of the federal and state courts located in the State of New York, County of New York, for any disputes arising out of this Agreement, or the Employee’s employment with the Company. The prevailing party in any dispute arising out of this Agreement shall be entitled to his or its reasonable attorney’s fees and costs.

(f) This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one of the same instrument. The parties hereto have executed this Agreement as of the date set forth above.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first referenced above.

Employee	Company

/s/ Cory Ellspermann	/s/ R.J. Tesi
Cory Ellspermann	R.J. Tesi, CEO